UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       February 27, 2015

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Officer Bonus Payments

   During 2014, the Company established a non-equity incentive plan (the “2014 NEI”) for its officer level employees. Under the 2014 NEI, an allocation of 50% of pretax income in excess of budgeted pretax income is payable to eligible employees up to a maximum of $500,000 for all eligible employees, exclusive of the CEO. The CEO’s allocation is based on 10% of pretax income in excess of budgeted pretax income up to a maximum of $100,000. For 2014, the entire $600,000 was earned. No individual officer’s payments under the 2014 NEI exceeded $20,000 with the exception of Mr. Andrew J. Ryback, President and Chief Executive Officer of Plumas Bank and Plumas Bancorp. On February 27, 2015, a payment of $100,000 was made to Mr. Ryback.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

February 27, 2015	By:	/s/ Richard L. Belstock

Name: Richard L. Belstock Title: Chief Financial Officer